Exhibit 1.1

PLACEMENT AGENCY AGREEMENT

November 3, 2026

Maxim Group LLC

300 Park Avenue, 16th Floor

New York, NY 10022

Ladies and Gentlemen:

Subject to the terms and conditions herein (this “Agreement”), reAlpha Tech Corp., a Delaware corporation (the “Company”), hereby agrees to sell up to an aggregate of $1,750,000.00 of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and/or pre-funded warrants to purchase shares of Common Stock in lieu thereof (the “Warrants,” and the Common Stock underlying the Warrants, the “Warrant Shares,” together with the Shares and the Warrants, the “Securities”) directly to various investors (each, an “Investor,” and collectively, the “Investors”) through Maxim Group LLC as placement agent (the “Placement Agent”). The documents executed and delivered by the Company and the Investors in connection with the Offering (as defined below), including, without limitation, a securities purchase agreement (the “Purchase Agreement”), shall be collectively referred to herein as the “Transaction Documents.” The purchase price to the Investors for each Share is $0.40 (the “Per Share Purchase Price”) and for each Warrant is the Per Share Purchase Price minus $0.0001, and the exercise price to the Investor for each Warrant is $0.0001 per Warrant Share. The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Offering. Capitalized terms used herein and not otherwise defined shall have the meanings set forth for them in the Purchase Agreement.

The Company hereby confirms its agreement with the Placement Agent as follows:

Section 1. Agreement to Act as Placement Agent.

(a) On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Placement Agent shall be the exclusive placement agent in connection with the offering and sale by the Company of the Securities pursuant to the Company’s registration statement on Form S-1 (File No. 333-299576) (as it may be amended, and including any Rule 462(b) Registration Statement (as defined herein), the “Registration Statement”), with the terms of such offering (the “Offering”) to be subject to market conditions and negotiations between the Company, the Placement Agent and the prospective Investors. The Placement Agent will act on a best-efforts basis and the Company agrees and acknowledges that there is no guarantee of the successful placement of the Securities, or any portion thereof, in the prospective Offering. Under no circumstances will the Placement Agent or any of its “Affiliates” (as defined below) be obligated to underwrite or purchase any of the Securities for its own account or otherwise provide any financing. The Placement Agent shall act solely as the Company’s agent and not as principal. The Placement Agent shall have no authority to bind the Company with respect to any prospective offer to purchase Securities and the Company shall have the sole right to accept offers to purchase Securities and may reject any such offer, in whole or in part. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Securities shall be made at one or more closings (each, a “Closing” and the date on which each Closing occurs, a “Closing Date”). The Closing of the issuance of the Securities shall occur via “Delivery Versus Payment”, i.e., on the Closing Date, the Company shall issue the Securities directly to the account designated by the Placement Agent and, upon receipt of such Securities, the Placement Agent shall electronically deliver such Securities to the applicable Investor and payment shall be made by the Placement Agent (or its clearing firm) by wire transfer to the Company. As compensation for services rendered, on each Closing Date, the Company shall pay to the Placement Agent the fees and expenses set forth below:

(i) A cash fee equal to 6.0% of the gross proceeds received by the Company from the sale of the Securities at the Closing.

(ii) The Company also agrees to reimburse Placement Agent’s accountable fees, costs and expenses up to a maximum of $150,000 in the aggregate in the event of a Closing, and up to a maximum of $75,000 in the aggregate in the event there is not a Closing, of which the maximum amount of legal fees, costs and expenses incurred by the Placement Agent that the Company shall be responsible shall not exceed $90,000 in the event of a Closing, and shall not exceed $50,000 in the event that there is no Closing, payable immediately upon the Closing of the Offering or as otherwise agreed by the Company and the Placement Agent.

(b) The term of the Placement Agent’s exclusive engagement shall be as set forth in that certain engagement letter by and between the Company and the Placement Agent, dated October 8, 2026 (the “Engagement Agreement”). Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution contained herein and the Company’s obligations contained in the indemnification provisions will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section 1 hereof and which are permitted to be reimbursed under FINRA Rule 5110(g)(4)(A), will survive any expiration or termination of this Agreement, provided, however, that if for any reason there is not a Closing, then the obligation of the Company to reimburse the Placement Agent for expenses shall not exceed $75,000 in the aggregate, as described in Section 1(a)(ii). The Placement Agent agrees not to use any confidential information concerning the Company provided to the Placement Agent by the Company for any purposes other than those contemplated under this Agreement; provided, however, that nothing in this Agreement shall be construed to limit the ability of the Placement Agent or its Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with Persons (as defined below) other than the Company. As used herein (i) “Persons” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

(c) The Placement Agent represents and warrants that it is a broker-dealer registered under the Exchange Act and a member in good standing of FINRA. The Placement Agent covenants that, in connection with the Offering, it (i) will not offer, sell or allocate any Securities to, or otherwise solicit, any Person that it knows, after reasonable inquiry, is located or resident in the Commonwealth of Massachusetts or whose investment decision with respect to the Securities would be made in the Commonwealth of Massachusetts; and (ii) will not offer, sell or allocate any Securities to any Person identified on the list delivered by the Company to the Placement Agent prior to the date hereof, or to any Affiliate of, or any fund or account managed or advised by the same investment adviser as, any such Person.

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Section 2. Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Placement Agent as of the date hereof, and as of each Closing Date, as follows:

(a) Securities Law Filings. The Company has filed with the Securities and Exchange Commission (the “Commission”) the Registration Statement under the Securities Act, which was initially filed on October 22, 2026, and declared effective on November 3, 2026, for the registration of the Securities under the Securities Act. Following the determination of pricing among the Company and the prospective Investors introduced to the Company by Placement Agent, the Company will file with the Commission pursuant to Rules 430A and 424(b) under the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, a prospectus relating to the placement of the Securities, their respective pricings and the plan of distribution thereof and will advise the Placement Agent of all further information (financial and other) with respect to the Company required to be set forth therein. Such registration statement, at any given time, including the exhibits thereto filed at such time, as amended at such time, is hereinafter called the “Registration Statement”; such additional registration statement prepared by the Company registering additional Securities, which was filed with the Commission on or prior to the date hereof and became automatically effective pursuant to Rule 462(b) promulgated by the Commission pursuant to the Securities Act, is hereinafter called the “Rule 462(b) Registration Statement”; such prospectus in the form in which it appears in the Registration Statement at the time of effectiveness is hereinafter called the “Preliminary Prospectus”; and the final prospectus, in the form in which it will be filed with the Commission pursuant to Rules 430A and/or 424(b) (including the Preliminary Prospectus as it may be amended or supplemented) is hereinafter called the “Final Prospectus.” Any reference in this Agreement to the Registration Statement, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”), if any, which were or are filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at any given time, as the case may be; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Preliminary Prospectus or the Final Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, as the case may be. As used in this paragraph and elsewhere in this Agreement, “Time of Sale Disclosure Package” means the Preliminary Prospectus, any securities purchase agreement between the Company and the Investors, the final terms of the Offering provided to the Investors (orally or in writing) and any issuer free writing prospectus as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, that the parties hereto shall hereafter expressly agree in writing to treat as part of the Time of Sale Disclosure Package. The term “Prospectus” shall mean, as the context requires, the Preliminary Prospectus, the Final Prospectus, and any supplement to either thereof. The Company has not received any notice that the Commission has issued or intends to issue a stop order suspending the effectiveness of the Registration Statement or the use of the Preliminary Prospectus or any prospectus supplement or intends to commence a proceeding for any such purpose.

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(b) Assurances. The Registration Statement, as amended, (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and the applicable Rules and Regulations and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Preliminary Prospectus, as of the time of sale, and the Final Prospectus, as of its date, complied or will comply in all material respects with the Securities Act and the applicable Rules and Regulations. The Preliminary Prospectus as of the time of sale did not, and the Final Prospectus, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations promulgated thereunder, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to Incorporated Documents incorporated by reference in the Final Prospectus), in light of the circumstances under which they were made not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. Except for this Agreement and the Transaction Documents, there are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. Except for this Agreement and the Transaction Documents, there are no contracts or other documents required to be described in the Preliminary Prospectus or Final Prospectus, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required. The representations and warranties in this Section 2(b) shall not apply to statements or omissions made in reliance upon and in conformity with information relating to the Placement Agent furnished to the Company in writing by the Placement Agent expressly for use in the Registration Statement, the Time of Sale Disclosure Package or any Prospectus, it being understood that such information consists solely of the name of the Placement Agent and the information regarding the Placement Agent’s compensation set forth under the caption “Plan of Distribution” in the Final Prospectus (the “Placement Agent Information”).

(c) Offering Materials. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to each Closing Date, any offering material in connection with the offering and sale of the Securities other than the Time of Sale Disclosure Package.

(d) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Time of Sale Disclosure Package and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Company’s Board of Directors (the “Board of Directors”), or the Company’s stockholders in connection therewith other than in connection with the Required Approvals (as defined in the Purchase Agreement). This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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(e) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the transactions contemplated pursuant to the Time of Sale Disclosure Package, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Liens upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not reasonably be expected to result in a Material Adverse Effect.

(f) Certificates. Any certificate signed by an officer of the Company and delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed to be a representation and warranty by the Company to the Placement Agent as to the matters set forth therein.

(g) Reliance. The Company acknowledges that the Placement Agent will rely upon the accuracy and truthfulness of the foregoing representations and warranties and hereby consents to such reliance.

(h) Forward-Looking Statements. No forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Time of Sale Disclosure Package have been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(i) Statistical or Market-Related Data. Any statistical, industry-related and market-related data included or incorporated by reference in the Time of Sale Disclosure Package, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

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(j) Certain Fees; FINRA Affiliations. Except as set forth in the Registration Statement and Final Prospectus or as otherwise disclosed to the Placement Agent, no brokerage or finder’s fees or commissions are or will be payable by the Company, any Subsidiary or Affiliate of the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. There are no other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its stockholders that may affect the Placement Agent’s compensation, as determined by FINRA. Other than payments to the Placement Agent for this Offering, as set forth in the Registration Statement and Prospectus or as otherwise disclosed to the Placement Agent, the Company has not made and has no agreements, arrangements or understanding to make any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member participating in the offering as defined in FINRA Rule 5110 (a “Participating Member”); or (iii) any person or entity that has any direct or indirect affiliation or association with any Participating Member, within the 180-day period preceding the initial filing of the Registration Statement through the 60-day period after the effective date of the Registration Statement (the “Effective Date”). None of the net proceeds of the Offering will be paid by the Company to any Participating Member or its affiliates, except as specifically disclosed to the Placement Agent. To the Company’s knowledge, no officer, director or any beneficial owner of 10% or more of the Company’s Common Stock or Common Stock Equivalents has any direct or indirect affiliation or association with any Participating Member in the Offering. Except for securities purchased on the open market, no Company Affiliate is an owner of stock or other securities of any Participating Member. No Company Affiliate has made a subordinated loan to any Participating Member. No proceeds from the sale of the Securities (excluding Placement Agent compensation as disclosed in the Registration Statement and the Prospectus) will be paid to any Participating Member, any persons associated with a Participating Member or an affiliate of a Participating Member, except as specifically disclosed to the Placement Agent. Except as disclosed in the Prospectus, the Company has not issued any warrants or other securities or granted any options, directly or indirectly, to the Placement Agent within the 180-day period prior to the initial filing date of the Prospectus. Except for securities issued to the Placement Agent as disclosed in the Prospectus, no person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Prospectus is a Participating Member, is a person associated with a Participating Member or is an affiliate of a Participating Member. To the Company’s knowledge, no Participating Member in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” exists when a Participating Member, the parent or affiliate of a Participating Member or any person associated with a Participating Member in the aggregate beneficially own 10% or more of the Company’s outstanding subordinated debt or common equity, or 10% or more of the Company’s preferred equity. “FINRA member participating in the Offering” includes any associated person of a Participating Member in the Offering, any member of such associated person’s immediate family and any affiliate of a Participating Member in the Offering. When used in this Section 2(j) the term “affiliate of a FINRA member” or “affiliated with a FINRA member” means an entity that controls, is controlled by or is under common control with a FINRA member. The Company will advise the Placement Agent and its legal counsel, Ellenoff Grossman & Schole LLP (the “Placement Agent Counsel”) if it learns that any officer, director or owner of 10% or more of the Company’s outstanding Common Stock or Common Stock Equivalents is or becomes an affiliate or associated person of a Participating Member.

(k) Board of Directors. The Board of Directors is comprised of the persons set forth in the Registration Statement and the Prospectus. The qualifications of the persons serving as board members and the overall composition of the Board of Directors comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of the Trading Market. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of the Trading Market, unless otherwise permissible under the rules of the Trading Market.

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(l) D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires most recently completed by each of the Company’s directors and officers is true and correct in all material respects (other than changes in securities ownership from the date of such questionnaires) and the Company has not become aware of any information which would cause the information disclosed in such questionnaires to become inaccurate and incorrect.

(m) Representations, Warranties and Covenants Incorporated by Reference. Each of the representations, warranties and covenants (together with any related disclosure schedules thereto) made to the Investors in the Purchase Agreement is hereby incorporated herein by reference (as though fully restated herein) and is hereby made to, and in favor of, the Placement Agent.

Section 3. Delivery and Payment. Each Closing shall occur at the offices of the Placement Agent Counsel at 1345 Avenue of the Americas, New York, New York 10105 (or at such other place as shall be agreed upon by the Placement Agent and the Company or remotely by electronic transmission). Subject to the terms and conditions hereof, at each Closing payment of the purchase price for the Securities sold on such Closing Date shall be made by Federal Funds wire transfer, against delivery of such Securities, and such Securities shall be registered in such name or names and shall be in such denominations, as the Placement Agent may request at least one Trading Day before the time of purchase.

Deliveries of the documents with respect to the purchase of the Securities, if any, shall be made at the offices of Placement Agent Counsel or remotely by electronic transmission. All actions taken at a Closing shall be deemed to have occurred simultaneously.

Section 4. Covenants and Agreements of the Company. The Company further covenants and agrees with the Placement Agent as follows:

(a) Registration Statement Matters. The Company will advise the Placement Agent promptly after it receives notice thereof of the time when any amendment to the Registration Statement has been filed or becomes effective or any Prospectus has been filed and will furnish the Placement Agent with copies thereof. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act subsequent to the date of any prospectus supplement and for so long as the delivery of a prospectus is required in connection with the Offering. The Company will advise the Placement Agent, promptly after it receives notice thereof (i) of any request by the Commission to amend the Registration Statement or to amend or supplement any prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order directed at any Incorporated Document, if any, or any amendment or supplement thereto or any order preventing or suspending the use of the Preliminary Prospectus, Final Prospectus or any other prospectus supplement or any amendment or supplement thereto or any post-effective amendment to the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the institution or threatened institution of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or a prospectus or for additional information, (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 4(a) that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement, Preliminary Prospectus or the Final Prospectus untrue or that requires the making of any changes in the Registration Statement, Preliminary Prospectus or the Final Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall use its commercially reasonable efforts to prevent the issuance of any such stop order or prevention or suspension of such use.  If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its commercially reasonable efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its commercially reasonable efforts to have such new registration statement declared effective as soon as practicable.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A, 430B and 430C, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) are received in a timely manner by the Commission.

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(b) Blue Sky Compliance. The Company will cooperate with the Placement Agent and the Investors in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions (United States and foreign) as the Placement Agent and the Investors may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure document. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request for distribution of the Securities. The Company will advise the Placement Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

(c) Amendments and Supplements to a Prospectus and Other Matters. The Company will comply with the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder during the Prospectus Delivery Period (as defined below), so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and any Prospectus. If during the period in which a prospectus is required by law to be delivered in connection with the distribution of Securities contemplated by the Registration Statement or any Prospectus (the “Prospectus Delivery Period”), any event shall occur as a result of which, in the judgment of the Company or in the opinion of the Placement Agent or counsel for the Placement Agent, it becomes necessary to amend or supplement the Registration Statement, Incorporated Documents or any Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement, Incorporated Documents or any Prospectus or to file under the Exchange Act any Incorporated Document to comply with any law, the Company will promptly prepare and file with the Commission, and furnish at its own expense to the Placement Agent and to dealers, an appropriate amendment to the Registration Statement or supplement to the Registration Statement, the Incorporated Documents or any Prospectus that is necessary in order to make the statements in the Incorporated Documents and any Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, as the case may be, not misleading, or so that the Registration Statement, the Incorporated Documents or any Prospectus, as so amended or supplemented, will comply with law. Before amending the Registration Statement or supplementing the Incorporated Documents or any Prospectus in connection with the Offering, the Company will furnish the Placement Agent with a copy of such proposed amendment or supplement and will not file any such amendment or supplement to which the Placement Agent reasonably objects within two (2) Trading Days, provided that the Company may file any document or report reasonably determined by the Company to be required to be filed by the Company pursuant to the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder within the time periods required for such filings, irrespective of any such objection of the Placement Agent.

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(d) Copies of any Amendments and Supplements to a Prospectus. The Company will furnish the Placement Agent, without charge, during the period beginning on the date hereof and ending on the later of the last Closing Date of the Offering, as many copies of any Prospectus or prospectus supplement and any amendments and supplements thereto, as the Placement Agent may reasonably request.

(e) Free Writing Prospectus. The Company covenants that it will not, unless it obtains the prior written consent of the Placement Agent, make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act. In the event that the Placement Agent expressly consents in writing to any such free writing prospectus (a “Permitted Free Writing Prospectus”), the Company covenants that it shall (i) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) comply with the requirements of Rule 164 and 433 of the Securities Act applicable to such Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f) Transfer Agent. The Company will maintain, at its expense, a registrar and transfer agent for the Shares.

(g) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company will duly file, on a timely basis, with the Commission and the Trading Market all reports and documents required to be filed under the Exchange Act within the time periods and in the manner required by the Exchange Act.

(h) Additional Documents. The Company will enter into any subscription, purchase or other customary agreements as the Placement Agent or the Investors deem necessary or appropriate to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Placement Agent, the Investors and the Company. The Company agrees that the Placement Agent may rely upon, and each is a third party beneficiary of, the representations and warranties, and applicable covenants, set forth in any such purchase, subscription or other agreement with Investors in the Offering.

(i) No Manipulation of Price.  Neither the Company, nor to its knowledge, any of its employees, directors or stockholders, has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j) Acknowledgment. The Company acknowledges that any advice given by the Placement Agent to the Company is solely for the benefit and use of the Board of Directors of the Company and may not be used, reproduced, disseminated, quoted or referred to, without the Placement Agent’s prior written consent.

(k) Announcement of Offering. The Company acknowledges and agrees that the Placement Agent may, subsequent to the Closing, make public its involvement with the Offering.

(l) Reliance on Others. The Company confirms that it will rely on its own counsel and accountants for legal and accounting advice.

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(m) Research Matters. By entering into this Agreement, the Placement Agent does not provide any promise, either explicitly or implicitly, of favorable or continued research coverage of the Company and the Company hereby acknowledges and agrees that the Placement Agent’s selection as a placement agent for the Offering was in no way conditioned, explicitly or implicitly, on the Placement Agent providing favorable or any research coverage of the Company. In accordance with FINRA Rule 2241(b)(2), the parties acknowledge and agree that the Placement Agent has not directly or indirectly offered favorable research, a specific rating or a specific price target, or threatened to change research, a rating or a price target, to the Company or inducement for the receipt of business or compensation. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Placement Agent with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Placement Agent’s investment banking divisions. The Company acknowledges that the Placement Agent is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the Company.

(n) Subsequent Equity Sales.

(i) From the date hereof until forty-five (45) days after the Closing Date, neither the Company nor any Subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents; or (ii) file any registration statement, or any amendment or supplement thereto, in each case other than (x) the Prospectus and any amendment or supplement thereto, (y) a registration statement on Form S-8 in connection with any employee benefit plan, including the Company’s equity incentive plan, (z) any registration statement, or any amendment or supplement thereto, filed by the Company in connection with a GEM Transaction or (aa) any post-effective amendment to, or prospectus supplement under, any registration statement effective as of the date hereof (including the Registration Statement) that does not register additional securities.

(ii) From the date hereof until forty-five (45) days after the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (other than customary anti-dilution adjustments for stock splits, stock dividends, stock combinations, recapitalizations or similar events) or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering,” whereby the Company may issue securities at a future determined price, regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled; provided, however, that any GEM Transaction or the entry into any agreement providing for, or the issuance of securities in connection with, any Exempt Issuance described in clause (i)(a) of the definition thereof, notwithstanding that the number or price of the securities issuable is determined by reference to the trading price of the Common Stock after the date of such agreement or issuance, shall not be deemed a Variable Rate Transaction. The Placement Agent shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

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(iii) Notwithstanding the foregoing, this Section 4(n) shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance. An “Exempt Issuance” means (i) the issuance of (a) shares of Common Stock or equity awards to employees, consultants, officers or directors of the Company or any Subsidiary pursuant to any equity incentive plan or any arrangement duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered or to be rendered to the Company or any Subsidiary, provided that such securities issued to consultants are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4(n)(i) herein, (b) shares of Common Stock upon the exercise or exchange of or conversion of any Securities issued hereunder, or pursuant to the Prospectus to other investors, if applicable, and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits, adjustments or combinations) or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4(n)(i) herein, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (d) up to $1,750,000.00 of shares of Common Stock and pre-funded warrants to purchase shares of Common Stock (if applicable) to other investors pursuant to the Prospectus, on the same terms as the Shares and Warrants (if applicable) issued to the Investors, concurrently with the Closing at the Per Share Purchase Price, less the aggregate Subscription Amount pursuant to the Purchase Agreement; and (ii) any GEM Transaction.

(o) Lock-Up Agreements. The Company shall not amend, modify, waive or terminate any provision of any of the Lock-Up Agreements except to extend the term of the lock-up period or with the prior written consent of the Placement Agent, and shall enforce the provisions of each Lock-Up Agreement in accordance with its terms. If any party to a Lock-Up Agreement breaches any provision of a Lock-Up Agreement, the Company shall promptly use its reasonable best efforts to seek specific performance of the terms of such Lock-Up Agreement

(p) FINRA. The Company shall advise the Placement Agent (who shall make an appropriate filing with FINRA) if it is aware that any officer, director, 10% or greater stockholder of the Company or Person that received the Company’s unregistered equity securities in the past 180 days is or becomes an affiliate or associated person of a FINRA member firm prior to the earlier of the termination of this Agreement or the 60-day period after the Effective Date

Section 5. Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agent hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 hereof, in each case as of the date hereof and as of each Closing Date as though then made, to the timely performance by each of the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

(a) Accountants’ Comfort Letters. On the date of this Agreement, the Placement Agent shall have received, and the Company shall have caused to be delivered to the Placement Agent, a “cold comfort” letter from GBQ Partners, LLC (the current independent registered public accounting firm of the Company), addressed to the Placement Agent, dated as of the date hereof, in form and substance satisfactory to the Placement Agent and on the Closing Date, the Placement Agent shall have received a bring-down “cold comfort” letter dated as of the Closing Date. The letter shall not disclose any change in the condition (financial or other), earnings, operations, business or prospects of the Company from that set forth in the Registration Statement or the applicable Prospectus or prospectus supplement, which, in the Placement Agent’s sole judgment, is material and adverse and that makes it, in the Placement Agent’s sole judgment, impracticable or inadvisable to proceed with the Offering of the Securities as contemplated by such Prospectus.

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(b) Compliance with Registration Requirements; No Stop Order; No Objection from the FINRA. Each Prospectus (in accordance with Rule 424(b)) and “free writing prospectus” (as defined in Rule 405 of the Securities Act), if any, shall have been duly filed with the Commission, as appropriate; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order preventing or suspending the use of any Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company shall have been issued by any securities commission, securities regulatory authority or stock exchange and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange; all requests for additional information on the part of the Commission shall have been complied with; and FINRA shall have raised no objection to the fairness and reasonableness of the placement terms and arrangements.

(c) Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement and each Prospectus, and the registration, sale and delivery of the Securities, shall have been completed or resolved in a manner reasonably satisfactory to the Placement Agent’s counsel, and such counsel shall have been furnished with such papers and information as it may reasonably have requested to enable such counsel to pass upon the matters referred to in this Section 5.

(d) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to each Closing Date, in the Placement Agent’s reasonable judgment after consultation with the Company, there shall not have occurred any Material Adverse Effect or any material adverse change or development involving a prospective material adverse change in the condition or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus (“Material Adverse Change”).

(e) Opinion of Counsel for the Company. The Placement Agent shall have received on each Closing Date the favorable opinion of Mitchell Silberberg & Knupp LLP, counsel to the Company, dated as of such Closing Date, including, without limitation, a negative assurance letter addressed to the Placement Agent and in form and substance satisfactory to the Placement Agent.

(f) Officers’ Certificate. The Placement Agent shall have received on each Closing Date a certificate of the Company, dated as of such Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and the Placement Agent shall be satisfied that, the signers of such certificate have reviewed the Registration Statement, the Incorporated Documents, if any, the Prospectus, and this Agreement and to the further effect that:

(i) The representations and warranties of the Company in this Agreement and the Purchase Agreement are true and correct in all material respects (or, to the extent such representations and warranties are qualified by materiality or Material Adverse Effect, in all respects), as if made on and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

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(ii) No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Securities Act; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States;

(iii) When the Registration Statement became effective, at the time of sale, and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and any Prospectus, contained all material information required to be included therein by the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and the Registration Statement and any Prospectus, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this paragraph (iii) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Placement Agent expressly for use therein) and, since the effective date of the Registration Statement, there has occurred no event required by the Securities Act and the rules and regulations of the Commission thereunder to be set forth in the Prospectus which has not been so set forth; and

(iv) Subsequent to the respective dates as of which information is given in the Registration Statement and any Prospectus, there has not been: (a) any Material Adverse Change; (b) any transaction that is material to the Company and the Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or any Subsidiary, except obligations incurred in the ordinary course of business; (d) any material change in the capital stock (except changes thereto resulting from the exercise of outstanding stock options or warrants or conversion of outstanding preferred stock, the grant, vesting or settlement of awards under the Company’s equity incentive plans, issuances pursuant to the ATM Program or any GEM Transaction, or as disclosed in the Prospectus) or outstanding indebtedness of the Company or any Subsidiary; (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect.

(g) Stock Exchange Listing. The Common Stock shall be registered under the Exchange Act and shall be listed on the Trading Market, and the Company shall not have taken any action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Trading Market, nor shall the Company have received any information suggesting that the Commission or the Trading Market is contemplating terminating such registration or listing.

(h) Lock-Up Agreements. On the date hereof, the Placement Agent shall have received the executed Lock-Up Agreements from each of the Company’s directors and executive officers.

(i) Additional Documents. On or before each Closing Date, the Placement Agent and counsel for the Placement Agent shall have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice to the Company at any time on or prior to a Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6 (Payment of Expenses), Section 7 (Indemnification and Contribution) and Section 8 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

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Section 6. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred by the Company in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation: (i) all expenses incident to the issuance, delivery and qualification of the Securities (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Common Stock; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), Prospectus, and each prospectus supplement, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Placement Agent in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws or the securities laws of any other country, and, if requested by the Placement Agent, preparing and printing a “Blue Sky Survey,” an “International Blue Sky Survey” or other memorandum, and any supplements thereto, advising the Placement Agent of such qualifications, registrations and exemptions; (vii) if applicable, the filing fees incident to the review and approval by FINRA of the Placement Agent’s participation in the offering and distribution of the Securities; (viii) the fees and expenses associated with including the Shares and Warrant Shares on the Trading Market; (ix) all costs and expenses incident to the travel and accommodation of the Company’s and the Placement Agent’s employees on the “roadshow,” if any; and (x) all other fees, costs and expenses referred to in Part II of the Registration Statement; provided, however, that the Company’s obligation to pay or reimburse any fees, costs or expenses of the Placement Agent (including those described in clauses (vi), (vii) and (ix) above) shall be subject to the limitations set forth in Section 1(a)(ii).

Section 7. Indemnification and Contribution.

(a) The Company (the “Indemnitor”) agrees to indemnify and hold harmless the Placement Agent and its affiliates, and the respective officers, directors, employees, agents and representatives of the Placement Agent, its affiliates and each other person, if any, controlling the Placement Agent or any of its affiliates (the Placement Agent and each such other person being an “Indemnified Person”) from and against any losses, claims, damages or liabilities related to, arising out of or in connection with the engagement (the “Engagement”) under the Agreement, and will reimburse each Indemnified Person for all expenses (including the reasonable fees and expenses of one counsel for all Indemnified Persons, except as otherwise expressly provided herein) as they are reasonably incurred by an Indemnified Person in connection with investigating, preparing, pursuing or defending any action, claim, suit, investigation or proceeding related to, arising out of or in connection with the Engagement, whether or not pending or threatened and whether or not any Indemnified Person is a party. The Indemnitor will not, however, be responsible for any losses, claims, damages or liabilities (or expenses relating thereto) that are judicially determined in a judgment not subject to appeal to have resulted from any Indemnified Person’s: (x) gross negligence or willful misconduct in connection with any of the advice, actions, inactions or services referred to in this Agreement or (y) use of any offering materials or information concerning the Company in connection with the offer or sale of the Securities in the Offering which were not authorized for such use by the Company and which use constitutes gross negligence or willful misconduct. In addition, the Indemnitor will not be responsible for any losses, claims, damages or liabilities (or expenses relating thereto) to the extent arising out of (A) any untrue statement or alleged untrue statement of a material fact, or omission or alleged omission of a material fact, made in reliance upon and in conformity with the Placement Agent Information or (B) any breach by the Placement Agent of Section 1(c).

(b) The Indemnitor will not, without the Placement Agent’s prior written consent, which written consent shall not be unreasonably withheld, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes a release of each Indemnified Person from any liabilities arising out of such action, claim, suit or proceeding. No Indemnified Person seeking indemnification, reimbursement or contribution under this agreement will, without the prior written consent of the Indemnitor, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding referred to in the preceding paragraph.

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(c) If the indemnification provided for in subsection (a) is judicially determined to be unavailable (other than in accordance with the second sentence of the first paragraph hereof) to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to herein, then, in lieu of indemnifying such Indemnified Person hereunder, the Indemnitor shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (and expense relating thereto): (i) in such proportion as is appropriate to reflect the relative benefits to the applicable Indemnified Person, on the one hand, and the Indemnitor, on the other hand, of the Engagement or (ii) if the allocation provided by clause (i) above is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of each of the applicable Indemnified Person and the Indemnitor, as well as any other relevant equitable considerations; provided, however, that in no event shall any Indemnified Person’s aggregate contribution to the amount paid or payable exceed the aggregate amount of fees actually received by the Placement Agent under the Agreement. Assuming that the Indemnitor has fully satisfied the amount of their obligations provided for herein to the Indemnified Persons, and the Indemnified Persons shall have no further liabilities in connection therewith, then the Indemnitor may take control of any pending action or litigation in order to reduce the expenses in connection therewith. For the purposes of this Section, the relative benefits to the Indemnitor and the applicable Indemnified Person of the Engagement shall be deemed to be in the same proportion as: (a) the total net value paid or contemplated to be paid or received or contemplated to be received by the Indemnitor and its affiliates (including the Company’s stockholders), as the case may be, in the transaction or transactions that are the subject of the Engagement, whether or not any such transaction is consummated, bears to (b) the fees paid to the Placement Agent in connection with the Engagement.

(d) Upon obtaining knowledge of any claim which may give rise to indemnification not involving a Third Party Claim (as defined below), the Indemnified Person shall, as promptly as practicable following the date the Indemnified Person has obtained such knowledge, give written notice (which may be delivered by e-mail) of such claim for which indemnification is sought (each, a “Claim”) to the Indemnitor, but no failure to give such notice shall relieve the Indemnitor of any liability hereunder (except to the extent that the Indemnitor has suffered actual, irreversible and material economic prejudice thereby). The Indemnified Person, at its cost, shall furnish to the Indemnitor in good faith and in reasonable detail such information as the Indemnified Person may have with respect to such Claim.

(e) Promptly after receipt by an Indemnified Person of notice of the commencement of any action, suit or proceeding involving a Claim by a third party (each, a “Third Party Claim”) against it, such Indemnified Person will give written notice to the Indemnitor of the commencement of such Third Party Claim, and shall give the Indemnitor such information with respect thereto as the Indemnitor may reasonably request, but no failure to give such notice shall relieve the Indemnitor of any liability hereunder (except to the extent the Indemnitor have suffered actual, irreversible and material economic prejudice thereby). The Indemnitor shall have the right, but not the obligation, to assume the defense and control the settlement of such Third Party Claim, at their cost and expense (and not as a reduction in the amount of indemnification available hereunder), using counsel selected by the Indemnitor and reasonably acceptable to the Indemnified Person. If the Indemnitor satisfies the requirements of this Section and desires to assume the defense and control the settlement of such Third Party Claim, the Indemnitor shall give written notice (the “Notice”) to the Indemnified Person within fourteen (14) calendar days of receipt of notice from the Indemnified Person of the commencement of or assertion of any Third Party Claim stating that the Indemnitor shall be responsible for such Third Party Claim. Notwithstanding the foregoing, the Indemnified Person shall have the right: (i) to assume the defense and control the settlement of a Third Party Claim and (ii) to employ separate counsel at the Indemnitor’s reasonable expense (provided that the Indemnitor shall not be required to reimburse the expenses and costs of more than one law firm) and control its own defense of a Third Party Claim if (x) the named parties to any such action (including any impleaded parties) include both the Indemnified Person and the Indemnitor, and the Indemnified Person shall have been advised by counsel that there are one or more legal or equitable defenses available to the Indemnified Person that are different from those available to the Indemnitor, (y) such Third Party Claim involves equitable or other non-monetary damages or in the reasonable judgment of the Indemnified Person, such settlement would have a continuing material adverse effect on the Indemnified Person’s business (including any material impairment of its relationships with customers and suppliers) or (z) in the reasonable judgment of the Indemnified Person, the Indemnitor may not be able to satisfy fully such Third Party Claim. In addition, if the Indemnitor fails to give the Indemnified Person the Notice in accordance with the terms hereof, the Indemnified Person shall have the right to assume control of the defense of and settle the Third-Party Claim and all costs incurred in connection therewith shall constitute damages of the Indemnified Person. For the avoidance of doubt, the Indemnitor acknowledges that it will advance any retainer fees required by legal counsel to an Indemnified Person simultaneously with the engagement by such Indemnified Person of such counsel, it being understood and agreed that the amount of such retainer shall not exceed $20,000 and that such retainer shall be credited to fees incurred with the balance (if any) refundable to the Indemnitor.

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(f) If at any time after the Indemnitor assumes the defense of a Third-Party Claim, any of the conditions set forth in the paragraph above are no longer satisfied, the Indemnified Person shall have the same rights as set forth above as if the Indemnitor never assumed the defense of such claim.

(g) Notwithstanding the foregoing, the Indemnitor or the Indemnified Person, as the case may be, shall have the right to participate, at the Indemnitor’s or the Indemnified Person’s own expense, in the defense of any Third-Party Claim that the other party is defending.

(h) If the Indemnitor assumes the defense of any Third Party Claim in accordance with the terms hereof, the Indemnitor shall have the right, upon 30 calendar days’ prior written notice to the Indemnified Person, to consent to the entry of judgment with respect to, or otherwise settle such Third Party Claim; provided, however, that with respect to such consent to the entry of judgment or settlement, the Indemnified Person will not have any liability and will be fully indemnified with respect to all Third Party Claims. Notwithstanding the foregoing, the Indemnitor shall not have the right to consent to the entry of judgment with respect to, or otherwise settle a Third Party Claim if: (i) the consent to judgment or settlement of such Third Party Claim involves equitable or other non-monetary damages against the Indemnified Person, or (ii) in the reasonable judgment of the Indemnified Person, such settlement would have a continuing effect on the Indemnified Person’s business (including any material impairment of its relationships with customers and suppliers), without the prior written consent of the Indemnified Person. In addition, the Indemnified Person shall have the sole and exclusive right to settle any Third Party Claim on such terms and conditions as it deems reasonably appropriate, (x) if the Indemnitor fails to assume the defense in accordance with the terms hereof, or (y) to the extent such Third Party Claim involves only equitable or other non-monetary relief, and shall have the right to settle any Third Party Claim involving monetary damages with our consent, which consent shall not be unreasonably withheld.

Section 8. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers, and of the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company, or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement. A successor to a Placement Agent, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Agreement.

Section 9. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, e-mailed or telecopied and confirmed to the parties hereto as follows:

If to the Placement Agent to the address set forth above, attention: James Siegal, email: [●]

With a copy to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

E-mail: [●]

Attention: Matthew Bernstein, Esq.

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If to the Company:

reAlpha Tech Corp.

6515 Longshore Loop, Suite 100

Dublin, OH 43017

E-mail: [●]

Attention: Chief Executive Officer

With a copy to:

Mitchell Silberberg & Knupp LLP

437 Madison Ave., 25th Floor

New York, New York 10022

E-mail: [●]

Attention: Blake Baron, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7 hereof, and to their respective successors, and personal representative, and no other person will have any right or obligation hereunder.

Section 11. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 12. Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State, without regard to the conflicts of laws principles thereof. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement may be brought into the courts of the State of New York or into the Federal Court located in New York, New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment. If either party to this Agreement shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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Section 13. General Provisions.

(a) This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. Notwithstanding anything herein to the contrary, the Engagement Agreement shall continue to be effective and the terms therein shall continue to survive and be enforceable by the Placement Agent in accordance with its terms, provided that, in the event of a conflict between the terms of the Engagement Agreement and this Agreement, the terms of this Agreement shall prevail. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(b) The Company acknowledges that in connection with the offering of the Securities: (i) the Placement Agent’s responsibility to the Company is solely contractual and commercial in nature, (ii) the Placement Agent has acted at arm’s length, is not an agent of, and owes no fiduciary duties to the Company or any other person, (iii) the Placement Agent owes the Company only those duties and obligations set forth in this Agreement and (iv) the Placement Agent may have interests that differ from those of the Company. The Company waives to the fullest extent permitted by applicable law any claims it may have against the Placement Agent arising from a breach or alleged breach of fiduciary duty in connection with the offering of the Securities.

[The remainder of this page has been intentionally left blank.]

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If the foregoing is in accordance with your understanding of our agreement, please sign below whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

REALPHA TECH CORP.
a Delaware corporation

By:	/s/ Michael J. Logozzo
	Name:	Michael J. Logozzo
	Title:	Chief Executive Officer

The foregoing Placement Agency Agreement is hereby confirmed and accepted as of the date first above written.

MAXIM GROUP LLC

By:	/s/ Ritesh M. Veera
	Name:	Ritesh M. Veera
	Title:	Co-Head of Investment Banking